SEC Form 4, Schedule A

1.	Name and Address of Reporting Person:
		Joseph M. Field
		c/o Entercom Communications Corp.
		401 City Avenue, Suite 809
		Bala Cynwyd, PA 19004

2.	Issuer Name/Symbol:
		Entercom Communications Corp. (ETM)

3.	Statement for Month/Day/Year:
		December 17, 2003

Trade Date	Shares	Price
12/15/03
12/15/03	1900	52.00
12/15/03	300	52.02
12/15/03	800	52.03
12/15/03	400	52.04
12/15/03	1900	52.05
12/15/03	1600	52.06
12/15/03	700	52.07
12/15/03	200	52.10
12/15/03	100	52.11
12/15/03	500	52.13

Total		8400